EXECUTION COPY

                                 AMENDMENT NO. 1

                  AMENDMENT NO. 1 dated as of October 26, 2004 between BE AEROSPACE, INC., a corporation duly organized and validly existing under the laws of the State of Delaware (the "Borrower"), each of the lenders that is a signatory hereto under the caption "LENDERS" on the signature pages hereto (individually a "Lender" and collectively the "Lenders") and JPMORGAN CHASE BANK (formerly known as The Chase Manhattan Bank) as administrative agent (in such capacity, together with its successors in such capacity, the "Administrative Agent") under the Credit Agreement referred to below.

                  The Borrower, the Lenders and the Administrative Agent are parties to an Amended and Restated Credit Agreement dated as of February 12, 2004 (the "Credit Agreement"). The Borrower and the Lenders wish to amend the Credit Agreement in certain respects and, accordingly, the parties hereto hereby agree as follows:

                  Section 1. Definitions. Unless otherwise defined herein, terms defined in the Credit Agreement are used herein as defined therein.

                  Section 2. Amendments. Subject to the satisfaction of the conditions set forth in Section 4 hereof, the Credit Agreement shall be amended as follows:

                  Section 2.01. Deletion of Certain Definitions. The definition of "Restricted Cash Compliance Period" is hereby deleted from Section 1.01 of the Credit Agreement.

                  Section 2.02. Cash Collateralization. Section 2.04(k) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  "(k) Cash Collateralization. If either (i) an Event of Default shall occur and be continuing and the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Lenders with LC Exposure representing more than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, or (ii) the Borrower shall be required to provide cover for LC Exposure pursuant to Section 2.09(b), the Borrower shall immediately deposit into the Collateral Account an amount in cash equal to, in the case of an Event of Default, the LC Exposure as of such date plus any accrued and unpaid interest thereon and, in the case of cover pursuant to Section 2.09(b), the amount required under Section 2.09(b); provided that the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (f) or (g) of Article
         VII. Such deposit shall be held by the Administrative Agent in the Collateral Account as collateral in the first instance for the LC Exposure under this Agreement and thereafter for the payment of the "Secured Obligations" under and as defined in the Security Agreement, and for these purposes the Borrower hereby grants a security interest to the Administrative Agent for the benefit of the Lenders in the Collateral Account and in any financial assets (as defined in the Uniform Commercial Code) or other property held therein."

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                  Section 2.03.  Mandatory Prepayments.  Section 2.09(b) of the
Credit Agreement shall be amended and restated in its entirety to read as follows:

                  "(b) Mandatory Prepayments. The Borrower shall from time to time prepay the Revolving Credit Loans (and/or provide cover for LC Exposure as specified in Section 2.04(k)) in such amounts as shall be necessary so that at all times the aggregate Revolving Credit Exposure, shall not exceed the Borrowing Base, such amounts to be applied, first to the prepayment of outstanding Loans and, second, as cover for LC Exposure, in each case without reduction of the Revolving Credit Commitments."

                  Section 2.04. Conditions Precedent. Section 4.02(d) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  "(d) this clause (d) has been intentionally left blank; and"

                  Section 2.05. Financial Statements and other Information.
Section 5.01(g) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  "(g) (1) no later than 15 days following the end of each monthly accounting period, a completed Borrowing Base Certificate showing the Borrowing Base as of the close of business on the last day of such monthly accounting period and (2) if requested by the Administrative Agent following the occurrence of a Casualty Event or a Disposition, and at any other time that the Administrative Agent reasonably believes the then-existing Borrowing Base Certificate may be materially inaccurate, as soon as reasonably available but in no event later than 3 Business Days after such request, a completed Borrowing Base Certificate showing the Borrowing Base as of the date so requested, in each case with supporting documentation and additional reports with respect to the Borrowing Base as the Administrative Agent may reasonably request; and"

                  Section 2.06. Insurance. The last paragraph of Section 5.04 of the Credit Agreement shall be deleted.

                  Section 2.07. Fundamental Changes. The last paragraph of
Section 6.03 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  "Notwithstanding anything to the contrary contained in this
         Section 6.03, during any time and after giving effect to any Acquisition, so long as the aggregate amount of Restricted Cash is equal to or greater than $15,000,000 and there are no Revolving Credit Loans outstanding and so long as no Event of Default exists, the Borrower may make any such Acquisitions (so long as within the Borrower's line of business)."

                  Section 2.08. Investments. The last paragraph of Section 6.05 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  "Notwithstanding anything to the contrary contained in this
         Section 6.05, during any time and after giving effect to any Investment, so long as the aggregate amount of Restricted Cash is equal to or greater than $15,000,000 and there are no Revolving Credit Loans outstanding and so long as no Event of Default exists, the Borrower may make any such Investment (so long as within the Borrower's line of business)."

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                  Section 2.09.  Restricted Payments.  The last sentence of
Section 6.06 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  "Notwithstanding anything to the contrary contained in this
         Section 6.06, during any time and after giving effect to any Restricted Payments, so long as the aggregate amount of Restricted Cash is equal to or greater than $15,000,000 and there are no Revolving Credit Loans outstanding and so long as no Event of Default exists, the Borrower may make any such Restricted Payments."

                  Section 2.10. Financial Covenants. Section 6.08 of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  "SECTION 6.08. Interest Coverage Ratio. The Borrower will not permit the Interest Coverage Ratio to be less than 1.15 to 1 at any time for Calculation Periods beginning after the date hereof. For the purposes of this calculation, upon consummation by the Borrower of the redemption of its $200,000,000 9 1/2 percent Senior Subordinated Notes due 2008, such redemption shall be deemed to have occurred as of the beginning of the relevant Calculation Period".

                  Section 2.11. Redemption of Senior and Senior Subordinated Indebtedness. Section 6.10(c) of the Credit Agreement shall be amended and restated in its entirety to read as follows:

                  "(c) Certain Exclusions. Notwithstanding anything to the contrary contained in this Section 6.10, during any time that the aggregate amount of Restricted Cash is equal to or greater than $15,000,000 and there are no Revolving Credit Loans outstanding and so long as no Event of Default exists, the provisions of Section 6.10(a) or Section 6.10(b) shall not apply. Nothing in this Section 6.10 shall be deemed to prohibit any extension, renewal, refunding or refinancing of Indebtedness permitted under Section 6.01(j)."

                  Section 3. Representations and Warranties. The Borrower represents and warrants to the Lenders that the representations and warranties set forth in Article III of the Credit Agreement (as amended hereby) are true and complete on the date hereof as if made on and as of the date hereof (or, if such representation or warranty is expressly stated to be made as of a specific date, as of such specific date) and as if each reference in said Article III to "this Agreement" included reference to this Amendment No. 1.

                  Section 4. Condition Precedent. The amendments to the Credit Agreement set forth in Section 2 above shall become effective as of the date hereof upon (a) receipt by the Administrative Agent of this Amendment No. 1, duly executed and delivered by the Borrower and the Required Lenders, (b) payment of all fees and expenses as the Borrower shall have agreed to pay to any Lender or the Administrative Agent in connection with this Amendment No. 1, including the reasonable fees and expenses of Milbank, Tweed, Hadley & McCloy LLP, special New York counsel to the Administrative Agent, and (c) such other documents that the Administrative Agent or special New York counsel to the Administrative Agent may reasonably request.

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                  Section 5. Miscellaneous. Except as expressly herein provided, the Credit Agreement shall remain unchanged and in full force and effect. This Amendment No. 1 may be executed in any number of counterparts, all of which taken together shall constitute one and the same amendatory instrument and any of the parties hereto may execute this Amendment No. 1 by signing any such counterpart. This Amendment No. 1 shall be governed by, and construed in accordance with, the law of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to be duly executed as of the day and year first above written.

                                 BE AEROSPACE, INC.


                                 By /s/ Thomas P. McCaffrey
                                    -----------------------
                                    Name:   Thomas P. McCaffrey
                                    Title:  Corporate Vice President and
                                            Chief Financial Officer
`
                                 LENDERS

                                 JPMORGAN CHASE BANK


                                 By /s/ Matthew H. Massie
                                    ---------------------
                                    Name:   Matthew H. Massie
                                    Title:  Managing Director

                                 GE CAPITAL CORPORATION


                                 By /s/ Robert M. Kadlick
                                    ---------------------
                                    Name:   Robert M. Kadlick
                                    Title:  Duly Authorized Signatory

                                 CREDIT SUISSE FIRST BOSTON,
                                    acting through its Cayman Islands Branch


                                 By /s/ Thomas S. Hall
                                    ------------------
                                    Name:   Thomas S. Hall
                                    Title:  Vice President


                                 By /s/  Doreen Barr
                                    ----------------
                                    Name:   Doreen Barr
                                    Title:  Associate